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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

BLACK WARRIOR WIRELINE CORP. ANNOUNCES IMPROVED OPERATING RESULTS AND EXPIRATION OF LETTER OF INTENT

TUESDAY, AUGUST 16, 2005


Columbus, Mississippi. Black Warrior Wireline Corp. (OTCBB-BWWL) ("Black Warrior" or the "Company") today reported improved operating results for both the second fiscal quarter of 2005 and the six months ended June 30, 2005 as compared to the same periods of 2004. The Company also announced that it has determined that it is unable to reach a definitive merger agreement with Centre Partners Management LLC and Centre Southwest Partners LLC on terms acceptable to the Company and the letter of intent entered into with them dated April 28, 2005 and its exclusivity provisions have expired.

Revenues for the three months ended June 30, 2005 of $19,709,482 increased by $6,539,134 over revenues for the three months ended June 30, 2004 of $13,170,348 or an increase of approximately 50%. Revenues for the six months ended June 30, 2005 of $34,157,254 increased by $10,447,586 over revenues for the six months ended June 30, 2004 of $23,709,668 or an increase of approximately 44%. Income before discontinued operations was $3,713,570 and $4,359,874 for the three and six months ended June 30, 2005 compared with a loss before discontinued operations of $(266,031) and $(1,941,653) for the three and six months ended June 30, 2004. For the three and six months ended June 30, 2005, Black Warrior had net income of $3,713,570 and $4,359,874, respectively, compared with net losses of $(420,742) and $(3,432,821), respectively, for the three and six months ended June 30, 2004. The net losses in 2004 included losses from operations of the discontinued directional drilling segment of $(154,711) and $(1,491,168), respectively, for the three and six month periods of 2004. Net income per share, basic and diluted, was $0.30 during the three months ended June 30, 2005 and $0.35 during the six months ended June 30, 2005. For the three and six months ended June 30, 2004, the net loss per share, basic and diluted was $(0.03) and $(0.28), respectively. Excluded from the computation of earnings per share are 136,820,709 shares at June 30, 2005 and 153,039,851 shares at June 30, 2004 issuable on exercise or conversion of outstanding options, warrants and convertible notes of which 136,815,709 shares and 153,034,851 shares, respectively are issuable at an exercise or conversion price of $0.75 per share, and the remaining shares are exercisable on exercise of options at higher exercise prices up to $2.63 per share. These shares were not included in the computation in either 2005 or 2004 because the effect would have been anti-dilutive.



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

EBITDA* for the three months ended June 30, 2005 of $6,243,218 increased by $3,782,739 over EBITDA for the three months ended June 30, 2004 of $2,460,479 or an increase of approximately 65%. EBITDA for the six months ended June 30, 2005 of $9,124,209 increased by $5,850,643 over EBITDA for the six months ended June 30, 2004 of $3,273,566 or an increase of approximately 179%.

Management attributed the improved performance to an increase in demand in the oilfield service sector. Bill Jenkins, President and CEO, commented, "Our operating results for the first two quarters of 2005 have shown significant improvements and we expect continued improved performance through the balance of 2005 as compared to 2004."

Black Warrior is an oil and gas service company providing services to oil and gas well operators primarily in the United States and in the Gulf of Mexico. It is headquartered in Columbus, Mississippi. Additional information may be obtained by contacting Ron Whitter at (662) 329-1047.

* See attached Reconciliation of Non-GAAP Financial Measures



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




                          Black Warrior Wireline Corp.
                        Summarized Financial Information
             (In thousands, except for per share income (loss) data)


                                                           THREE MONTHS                          SIX MONTHS
                                                               ENDED                                ENDED
                                                     June 30,          June 30,           June 30,          June 30,
                                                       2005              2004               2005              2004
                                                   --------------    --------------     --------------    --------------
INCOME STATEMENT DATA

Revenues                                            $     19,709      $     13,170       $     34,157      $     23,710



Expenses
      Operating Costs                               $     11,222      $      8,251       $     20,629      $     15,865
      Selling, general and administrative
      expenses                                      $      2,245      $      2,459       $      4,404      $      4,571
      Depreciation and amortization                 $      1,279      $      1,538       $      2,563      $      2,737

EBITDA *                                            $      6,243      $      2,460       $      9,124      $      3,274

Net income (loss)                                   $      3,714      $       (421)      $      4,360      $     (3,433)

Per Share Data
      Net Income (loss) - basic and diluted         $       0.30      $      (0.03)      $       0.35      $      (0.28)
      Weighted average shares outstanding -
           Basic and diluted                          12,499,528        12,499,528         12,499,528        12,499,528


                                                                                      DECEMBER 31,
                                                    JUNE 30, 2005                         2004
                                                    -------------                     ------------
BALANCE SHEET DATA

Total current assets                                  $ 18,707                          $ 15,665
Total assets                                          $ 35,008                          $ 30,109
Total current
   liabilities                                        $  8,317                          $  8,789
Total Stockholders' deficit                           $(20,849)                         $(25,209)
Total liabilities and stockholders' deficit           $ 35,008                          $ 30,109


* See attached Reconciliation of Non-GAAP Financial Measures




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                  Reconciliation of Non-GAAP Financial Measures

To fully assess Black Warrior's operating results, management believes that, although not prescribed under generally accepted accounting principals ("GAAP"), EBITDA is an appropriate measure of Black Warrior's ability to satisfy capital expenditure obligations and working capital requirements. EBITDA is a non-GAAP financial measure as defined under SEC rules. Black Warrior's EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance to GAAP or as a measure of the Company's profitability or liquidity. As EBITDA excludes some, but not all, items that affect net income and may vary among companies, the EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that operating income (loss) calculated in accordance with GAAP is the most directly comparable measure most similar to EBITDA.

EBITDA is defined as net income (loss) plus interest expense, depreciation and amortization, deferred income taxes and other non-cash items. The following table provides a reconciliation of EBITDA to income (loss) from operations for the periods presented (in thousands).


                                                       Three months                Six months
                                                      ended June 30,             ended June 30,
                                                     2005         2004          2005        2004
                                                  ------------ -----------    ---------- -----------
Reconciliation of income from
      continuing operations

          Income from continuing operations        $   4,964    $    922       $ 6,561    $    536

          Depreciation and amortization                1,279       1,538         2,563       2,737

                                                   ---------    --------       -------    --------
          EBITDA                                   $   6,243    $  2,460       $ 9,124    $  3,273





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CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE
SECURITIES LITIGATION REFORM ACT OF 1995.


         WITH THE EXCEPTION OF HISTORICAL MATTERS, THE MATTERS DISCUSSED IN THIS PRESS RELEASE ARE "FORWARD-LOOKING STATEMENTS" AS DEFINED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY INTENDS THAT THE FORWARD-LOOKING STATEMENTS HEREIN BE COVERED BY THE SAFE-HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND THIS STATEMENT IS INCLUDED FOR THE PURPOSE OF COMPLYING WITH THESE SAFE-HARBOR PROVISIONS. FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE MATTERS DESCRIBED HEREIN. SUCH FORWARD-LOOKING STATEMENTS RELATE TO THE COMPANY'S ABILITY TO GENERATE REVENUES AND ATTAIN AND MAINTAIN IMPROVED OPERATING RESULTS, PROFITABILITY AND CASH FLOW, THE STABILITY AND LEVEL OF PRICES FOR OIL AND NATURAL GAS, PREDICTIONS AND EXPECTATIONS AS TO THE FLUCTUATIONS IN THE LEVELS OF OIL AND NATURAL GAS PRICES, PRICING IN THE OIL AND NATURAL GAS SERVICES INDUSTRY AND THE WILLINGNESS OF CUSTOMERS TO COMMIT FOR OIL AND NATURAL GAS WELL SERVICES, THE ABILITY OF THE COMPANY TO COMPLETE OR ENGAGE IN A STRATEGIC TRANSACTION, INCLUDING ANY POSSIBLE RECAPITALIZATION OR RESTRUCTURING OF ITS BALANCE SHEET, INCLUDING A POSSIBLE REFINANCING OF ITS OUTSTANDING INDEBTEDNESS, A MERGER OR SALE OF ITS ASSETS OR ENGAGE IN ANOTHER BUSINESS COMBINATION TRANSACTION, THE ABILITY OF THE COMPANY TO RAISE DEBT OR EQUITY CAPITAL TO RECAPITALIZE OR RESTRUCTURE ITS BALANCE SHEET AND TO OBTAIN ADDITIONAL FINANCING WHEN AND IF REQUIRED, THE COMPANY'S ABILITY TO MAINTAIN COMPLIANCE WITH THE COVENANTS OF ITS VARIOUS LOAN DOCUMENTS AND OTHER AGREEMENTS PURSUANT TO WHICH SECURITIES, INCLUDING DEBT INSTRUMENTS, HAVE BEEN ISSUED AND OBTAIN WAIVERS OF VIOLATIONS THAT OCCUR AND CONSENTS TO AMENDMENTS AS REQUIRED, THE COMPANY'S ABILITY TO IMPLEMENT AND, IF APPROPRIATE, EXPAND A COST-CUTTING PROGRAM, IF REQUIRED, THE ABILITY OF THE COMPANY TO COMPETE IN THE PREMIUM OIL AND NATURAL GAS SERVICES MARKET, THE ABILITY OF THE COMPANY TO RE-DEPLOY ITS EQUIPMENT AMONG REGIONAL OPERATIONS AS REQUIRED, AND THE ABILITY OF THE COMPANY TO PROVIDE SERVICES USING STATE OF THE ART TOOLING. THE INABILITY OF THE COMPANY TO MEET THESE OBJECTIVES OR REQUIREMENTS OR THE CONSEQUENCES ON THE COMPANY FROM ADVERSE DEVELOPMENTS IN GENERAL ECONOMIC CONDITIONS, CHANGES IN CAPITAL MARKETS, ADVERSE DEVELOPMENTS IN THE OIL AND NATURAL GAS INDUSTRY, DEVELOPMENTS IN INTERNATIONAL RELATIONS AND THE COMMENCEMENT OR EXPANSION OF HOSTILITIES BY THE UNITED STATES OR OTHER GOVERNMENTS AND EVENTS OF TERRORISM, DECLINES AND FLUCTUATIONS IN THE PRICES FOR OIL AND NATURAL GAS, AND OTHER FACTORS COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY. MATERIAL DECLINES IN THE PRICES FOR OIL AND NATURAL GAS CAN BE EXPECTED TO ADVERSELY AFFECT THE COMPANY'S REVENUES. THE COMPANY CAUTIONS READERS THAT VARIOUS RISK FACTORS COULD CAUSE THE COMPANY'S OPERATING RESULTS AND FINANCIAL CONDITION TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY AND COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL CONDITION AND ITS ABILITY TO PURSUE ITS BUSINESS STRATEGY AND PLANS. READERS SHOULD REFER TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND THE RISK FACTORS DISCLOSED THEREIN.





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